                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST V
                                                              MERRILL LYNCH PREFERRED FUNDING V, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                   JUNE 30, 2000                           JUNE 25, 1999
                                         ----------------------------------       ----------------------------------
                                          MERRILL LYNCH      MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED          PREFERRED             PREFERRED          PREFERRED
                                         CAPITAL TRUST V    FUNDING V, L.P.       CAPITAL TRUST V    FUNDING V, L.P.
                                         ---------------    ---------------       ---------------    ---------------
Earnings                                    $ 15,948           $ 18,724              $ 15,949           $ 18,695
                                            ========           ========              ========           ========



Fixed charges                               $      -           $   -                 $      -           $      -

Preferred securities distribution
  requirements                              $ 15,470             15,948                15,470             15,949
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 15,470           $ 15,948              $ 15,470           $ 15,949
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.03                1.17                  1.03               1.17



                                              FOR THE SIX MONTHS ENDED               FOR THE SIX MONTHS ENDED
                                                   JUNE 30, 2000                           JUNE 25, 1999
                                         ----------------------------------       ----------------------------------
                                          MERRILL LYNCH      MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED          PREFERRED             PREFERRED          PREFERRED
                                         CAPITAL TRUST V    FUNDING V, L.P.       CAPITAL TRUST V    FUNDING V, L.P.
                                         ---------------    ---------------       ---------------    ---------------

Earnings                                    $ 31,897           $ 37,436              $ 31,897           $ 37,389
                                            ========           ========              ========           ========



Fixed charges                               $      -           $   -                 $      -           $      -

Preferred securities distribution
  requirements                                30,940             31,897                30,940             31,897
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 30,940           $ 31,897              $ 30,940           $ 31,897
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17
